EXHIBIT 23.1


                 CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Continental Airlines, Inc. for the registration of 8,543,868 shares of Class A Common Stock offered by the Selling Securityholders, 2,500,000 shares of Class B Common Stock offered by Continental Airlines, Inc., 19,165,759 shares of Class B Common Stock offered by the Selling Securityholders, 3,039,468 Class A Warrants offered by the Selling Securityholders and 6,765,264 Class B Warrants offered by the Selling Securityholders and to the incorporation by reference therein of our reports dated February 12, 1996, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                           By:  /s/ Ernst & Young LLP
                              ----------------------------


Houston, Texas
August 2, 1996